Exhibit G

CORPORATE STRUCTURE AS OF DECEMBER 31, 2004 OF

ALLEGHENY ENERGY, INC. AND ITS SUBSIDIARIES

ALLEGHENY ENERGY, INC.

Allegheny Capital Trust I

Allegheny Capital Trust II

Allegheny Capital Trust III

Allegheny Energy Capital Trust I

Allegheny Energy Service Corporation

Monongahela Power Company

Allegheny Pittsburgh Coal Company (25%)

Allegheny Generating Company (22.97%)

Mountaineer Gas Company

Mountaineer Gas Services, Inc.

Universal Coil, LLC (50%)

The Potomac Edison Company

Allegheny Pittsburgh Coal Company (25%)

PE Transferring Agent, LLC

West Penn Power Company

Allegheny Pittsburgh Coal Company (50%)

The West Virginia Power & Transmission Company

West Penn West Virginia Water Power Company

West Penn Transferring Agent LLC

West Penn Funding Corporation

West Penn Funding LLC

West Penn Funding, LLC—West

Allegheny Energy Supply Company, LLC (98.602%)

Allegheny Generating Company (77.03%)

Allegheny Energy Supply Capital, LLC

Allegheny Energy Supply Conemaugh, LLC

Allegheny Energy Supply Conemaugh Fuels, LLC

Allegheny Energy Supply Gleason Generating Facility, LLC

Allegheny Energy Supply Units 3, 4 & 5, LLC

Allegheny Energy Supply Wheatland Generating Facility, LLC

Lake Acquisition Company, L.L.C.

Allegheny Energy Supply Development Services, LLC

NYC Energy LLC (50%)

Acadia Bay Energy Company, LLC

Buchanan Energy Company of Virginia, LLC

Buchanan Generation, LLC (50%)

Allegheny Energy Supply Hunlock Creek, LLC

Hunlock Creek Energy Ventures (50%)

Allegheny Ventures, Inc.

AYP Energy, Inc.

Allegheny Communications Connect, Inc.

Allegheny Communications Connect of Virginia, Inc.

Allegheny Communications Connect of Pennsylvania, LLC

Allegheny Communications Connect of Ohio, LLC

Allegheny Communications Connect of West Virginia, LLC

AFN Finance Company No. 2, LLC

Odyssey Communications, LLC (40%)

AFN, LLC (45.43%)

Allegheny Energy Solutions, Inc.

MABCO Steam Company, LLC (15.614%)

APS Cogenex, L.L.C. (50%)

Alliance Gas Services Holdings, LLC

Utility Associates, Inc. (10%)

Green Valley Hydro, LLC